UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 14, 2008

MGT Capital Investments, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Kensington Centre, 66 Hammersmith Road, London,	W14 8UD
United Kingdom	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code  011-44-20-7605-7950

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

                On February 14, 2008, the Company announced that its Board of Directors had approved the 2008 Stock Repurchase Plan whereby the Company will be able to purchase up to 1,000,000 shares of its Common Stock.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibit

	1	2008 Stock Repurchase Plan
	2	Press Release

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.
	By:	/s/ TIM PATERSON-BROWN
Tim Paterson-Brown
Chairman and Chief Executive Officer
Date: February 14, 2008

3

Exhibit 1

MGT CAPITAL INVESTMENTS, INC.

2008 STOCK REPURCHASE PLAN

On February 14, 2008, the Board of Directors (“Board”) of MGT Capital Investments, Inc. (“MGT” or “the Company”) approved the 2008 Stock Repurchase Plan (“Repurchase Plan”), whereby MGT will be able to purchase shares of its Common Stock both in the open market as such shares become available and in private transactions.  The following sets forth the terms and parameters of the Repurchase Plan established by the Board of Directors.

General

MGT Capital Investments, Inc. is a holding company that focuses on investments in the global healthcare information technology sector. The Company has two subsidiaries, Medicsight PLC and Medicexchange PLC.  At September 30, 2007 the Company had consolidated total assets of $114,983,000 and $25,846,000 in stockholders’ equity.

The current market for stocks in general has created an opportunity for MGT to repurchase its stock at an attractive price. The Board and management believe that the Repurchase Plan will assist MGT in its objective to create value for its shareholders.

Stock Repurchase Plan

The repurchase of shares by MGT is subject to the General Corporation Law of the State of Delaware; the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, specifically Rules 10b-18 and 10b5-1.  After considering the Company’s current working capital requirements, MGT intends to initially purchase up to a maximum of 1,000,000 shares under the terms of this Repurchase Plan.

The Repurchase Plan will be conducted pursuant to the following terms and conditions:

1.               As of the effective date of the Repurchase Plan, 75,000,000 shares of common stock were authorized, with 38,900,383 shares issued and outstanding.

2.               MGT is not in the process of conducting a public or private offering of its Common Stock. Purchases under the Repurchase Plan will be suspended at any time MGT is engaged in a public or private offering, or a tender offer.

3.               The repurchases will be made either in the open market or in private transactions.

4.               For open market transactions, MGT will employ one broker on any single day, or if a broker is not used, then through only one dealer on any single day. The broker/dealer will be selected from a list of broker/dealers currently handling transactions for MGT.  The timing, quantity and price of all open market purchases under the Repurchase Plan will be determined at the sole discretion of the broker/dealer.

5.               MGT’s common stock is listed on the American Stock Exchange (“AMEX”) under the symbol “MGT”.

6.               The repurchase price will not exceed the highest independent bid or the last independent transaction price, whichever is higher, quoted or reported in the consolidated system at the time a Rule 10b-18 purchase is effected.

7.               The amount repurchased in any one day, excluding block purchases (as defined by the Securities Act 1934) and private transactions, will not exceed the higher of (i) one round lot or (ii) the number of round lots closest to 25% of the average trading volume for the security over the previous four weeks.

Other Considerations

Rule 13d-1 . As the number of shares outstanding are reduced, the percentage of ownership of each of the shareholders of MGT will naturally increase, which may result in some shareholders inadvertently reaching a 5% level of beneficial ownership. MGT will issue a press release at the time the Repurchase Plan commences to serve as notice to such shareholders. In addition, MGT intends to notify shareholders, that become beneficial owners of 5% or more of MGT’s common stock, of the need to file a Schedule 13D or Schedule 13G, as the case may be, with the Securities and Exchange Commission as MGT becomes aware of such ownership.

Period of Operation

This Repurchase Plan will remain in effect until December 31, 2008 or the purchase of 1,000,000 shares of the Common Stock under this Repurchase Plan, whichever takes place earlier. The Repurchase Plan may be amended, suspended or terminated at any time upon appropriate action by the Board.

IN WITNESS WHEREOF, this 2008 Stock Repurchase Plan dated February 14, 2008 as set forth above is hereby acknowledged and approved.

MGT CAPITAL INVESTMENTS, INC.
	By:	/s/ TIM PATERSON-BROWN
Tim Paterson-Brown
Chairman and Chief Executive Officer
Date: February 14, 2008
MGT CAPITAL INVESTMENTS, INC.
	By:	/s/ ALLAN ROWLEY
Allan Rowley
Chief Financial Officer
Date: February 14, 2008
MGT CAPITAL INVESTMENTS, INC.
	By:	/s/ DUNCAN SANDYS
Duncan Sandys
Corporate Secretary
Date: February 14, 2008

Exhibit 2

Investor & Media enquiries:
KCSA Strategic Communications
Todd Fromer / Garth Russell
Tel: +1 212-896-1215 / 212-896-1250
tfromer@kcsa.com / grussell@kcsa.com

FOR IMMEDIATE RELEASE

MGT Capital Investments, Inc.
Approves Share Buyback Program

- - -

Board authorizes buyback of up to 1,000,000 shares of MGT stock

NEW YORK, February 14, 2008 - MGT Capital Investments, Inc. (AMEX: MGT), a holding company focused on the Healthcare Information Technology (“HCIT”) sector, today announced that its Board of Directors has authorized the repurchase of up to 1,000,000 shares, between February 14, 2008 and December 31, 2008.

Tim Paterson-Brown, Chairman and CEO, commented on the stock repurchase plan, stating: “The initiation of this stock repurchase program stems from recent news announcements by our two subsidiary companies.  Medicsight PLC has announced a landmark preliminary agreement with the Systems Integration Division of Toshiba Medical Systems Corporation.  Medicexchange PLC has announced a preliminary agreement for the acquisition of Maydeal.com, a Chinese medical equipment website.  We see both of these announcements as accretive to shareholder value.”

“Our belief is that the current market value of MGT shares does not accurately reflect the underlying value of the MGT group of companies.  We are excited about Medicsight’s future, including our expectation that the company will receive U.S. and Japanese regulatory approval for its ColonCAD software in 2008.  We strongly believe that upon regulatory approval Medicsight will be the leading supplier of CAD software for virtual colonoscopy screening procedures in the U.S. and Japan.”

The repurchase of shares by MGT will be made from time to time in the open market on the American Stock Exchange (“AMEX”) and in private transactions.  The timing for repurchasing shares will be determined by MGT’s  broker based on its evaluation of market conditions and other factors.  The Board of Directors of MGT may amend, suspend or terminate the repurchase program at any time.

Purchases may be made in open market or unsolicited negotiated transactions and shall comply with Rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934, as amended.  This will allow the Company to repurchase shares at times when it would ordinarily not be in the market because of the Company’s trading policies or possession of material non-public information.

The repurchase program does not require the Company to acquire a specific number of shares. The share repurchases will be funded from the Company’s working capital.  Any shares that are repurchased under the program will be returned to the state of authorized but unissued shares of common stock.

About MGT Capital Investments, Inc.

MGT Capital Investments, Inc is a holding company that focuses on investments in the global healthcare information technology market. The Company has two subsidiaries, Medicsight PLC and Medicexchange PLC.

Medicsight PLC (AIM: MDST) is a leading developer of computer-aided detection (CAD) software solutions. Medicsight’s CAD solutions help clinicians utilizing Computed Tomography (CT) scans to identify, measure and analyze suspicious pathology within the colon and lungs. The Medicsight CAD products are validated against one of the world’s largest databases of verified CT scan data collected from leading healthcare institutions from around the world. Medicsight products allow Radiologists and physicians to review scans more quickly and accurately – saving both time and lives

Medicexchange PLC provides medical imaging professionals with a global web portal containing an online sales, jobs and information channel for diagnostic, treatment and surgery planning solutions. This combined with a variety of relevant clinical papers, training materials and content gives these professionals access to information and products that they otherwise would have difficulty accessing.

Additional information can be found at www.mgtci.com.

All forward-looking statements are made pursuant to the ‘safe harbor’ provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Potential risks and uncertainties include, but are not limited to, the risks described in company filings with the Securities and Exchange Commission.

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